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                                      SIXTH
                               SUPPLEMENTAL INDENTURE

                             -------------------------

                             MIDAMERICAN ENERGY COMPANY

                                         TO

                           HARRIS TRUST AND SAVINGS BANK,

                                      TRUSTEE

                              DATED AS OF JULY 1, 1995

                             -------------------------

             ASSUMING THE OBLIGATIONS OF THE GENERAL MORTGAGE BONDS AND
                 THE OBSERVANCE OF THE TERMS OF THE INDENTURE AND
                        CONFIRMING THE LIEN OF THE INDENTURE


                             -------------------------

                     SUPPLEMENTAL TO GENERAL MORTGAGE INDENTURE

                                 AND DEED OF TRUST

                            DATED AS OF JANUARY 1, 1993


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     THE SIXTH SUPPLEMENTAL INDENTURE, dated as of July 1, 1995, between
MidAmerican Energy Company, an Iowa corporation ("MidAmerican"), and Harris Trust and Savings Bank, and Illinois corporation, as successor Trustee under the General Mortgage Indenture and Deed of Trust ("Indenture"), dated as of January 1, 1993, heretofore executed and delivered by Midwest Power Systems Inc. ("Midwest Power") to Morgan Guaranty Trust Company of New York, predecessor Trustee, to secure Mortgage bonds issued by Midwest Power pursuant to the Indenture, unlimited in aggregate principal amount except as therein otherwise provided.

     WHEREAS, except for terms defined in this Supplemental Indenture, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Indenture; and

     WHEREAS, Midwest Power has heretofore executed and delivered to the Trustee the First, Second, and Third Supplemental Indentures dated as of January 1, 1993, January 15, 1993 and May 1, 1993, respectively, creating eleven series of Bonds; and

     WHEREAS, effective September 28, 1994, Morgan Guaranty Trust Company of New York resigned as Trustee under the Indenture and Harris Trust and Savings Bank was duly appointed as successor Trustee under the Indenture; and

     WHEREAS, Midwest Power has heretofore executed and delivered to the Trustee the Fourth Supplemental Indenture dated as of October 1, 1994 to confirm unto the Trustee and record the description of certain property which is subject to the Lien of the Indenture; and

     WHEREAS, Midwest Power has heretofore executed and delivered to the Trustee the Fifth Supplemental Indenture dated as of November 1, 1994 creating the twelfth series of Bonds; and

     WHEREAS, effective July 1, 1995 Midwest Power, Midwest Resources Inc., an Iowa corporation and owner of the issued and outstanding common stock of Midwest Power, and Iowa-Illinois Gas and Electric Company, an Illinois corporation, were validly and legally merged (the "Merger") with and into MidAmerican; and

     WHEREAS, the Indenture requires MidAmerican to enter into a Supplemental Indenture for the purpose of assuming the due and punctual payment of the principal and premium, if any, and interest on all outstanding Bonds according to their tenor and the due and punctual performance by Midwest Power, confirming the Lien of the Indenture and making the covenant and stipulation hereinafter set forth; and

     WHEREAS, all acts and things have been done and performed which are necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms for the purposes herein expressed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

     NOW THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to MidAmerican by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt of which is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between MidAmerican and the Trustee as follows:

                                     ARTICLE I

              Assumption of Outstanding Bonds and Indenture Covenants

     SECTION 1. MidAmerican does hereby acknowledge that Midwest Power has been merged with and into MidAmerican and that such merger was on such terms which fully preserve and in no respect impair the Lien or security of the Indenture, or any of the rights or powers of the Trustee or the Bondholders under the Indenture, or create any Prior Lien (other than Permissible Encumbrances) on the Mortgaged Property.

     SECTION 2. MidAmerican does hereby represent that MidAmerican does not have outstanding, nor does it propose to issue in connection with such merger, and obligations secured by a mortgage, pledge or other lien.

     SECTION 3.     In compliance with the requirements of Section 13.01 and
Section 15.01(i) of the Indenture, MidAmerican hereby expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all Bonds according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by Midwest Power.

                                     ARTICLE II

                                       Grant

     SECTION 1. In compliance with the requirements of Section 13.02(b)(i) of the Indenture and in order to confirm the Lien of the Indenture and to preserve and protect the rights of the Bondholders under the Indenture, MidAmerican hereby confirms the prior Lien of the Indenture upon the Mortgaged Property and subjects to the Lien of the Indenture as a first lien, or as a lien subject only to liens affecting the property of Midwest Power prior to the Merger, (A) all property which MidAmerican shall hereafter acquire or construct which shall form an integral part of, or be essential to the use or operation of, any property now or hereafter subject to the Lien of the Indenture and (B) all renewals, replacements and additional property as may be purchases, constructed or otherwise acquired by MidAmerican from and after the date of the Merger to maintain the Mortgaged Property in good repair, working order and condition as an operating system or systems and to comply with any covenant or condition of the Indenture to be kept or observed by Midwest Power.

     SECTION 2(a). In compliance with the requirements of Section 13.02(b)(ii) of the Indenture, MidAmerican hereby covenants to keep the Mortgaged Property, as far as practicable, identifiable.

     SECTION 2(b). Further in compliance with the requirements of Section 13.02(b)(ii) of the Indenture, MidAmerican hereby stipulates that the Trustee shall not be taken impliedly to waive, by accepting or joining in this Supplemental Indenture, and rights it would otherwise have.

                                    ARTICLE III

                                    The Trustee


     SECTION 1. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution here of by MidAmerican, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by MidAmerican.

     SECTION 2. Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

                                     ARTICLE IV

                              Miscellaneous Provisions

     SECTION 1. Except insofar as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Indenture, as it may from time to time be amended, shall be deemed to be incorporated in and made a part of, this Supplemental Indenture; and the Indenture as Indenture, as amended, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 2. Nothing in this Supplemental Indenture is intended, or shall be construed, to give to any person or corporation, other than the parties hereto and the Registered Holders of Bonds issued and to be issued under and secured by the Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the Registered Holders of Bonds issued and to issued under the Indenture and secured hereby.

     SECTION 3. All covenants, stipulations and agreements in this Supplemental Indenture contained by or on behalf of MidAmerican shall bind its successors and assigns, whether so expressed or not.

     SECTION 4. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, MIDAMERICAN ENERGY COMPANY has caused this Supplemental Indenture to be executed by its President or one of its Vice Presidents and duly attested by its Secretary or its Assistant Secretary (MidAmerican Energy Company has no seal), and the Trustee has caused the same to be executed by one of its Vice Presidents and its corporate seal to be hereunto affixed, duly attested by one of its Assistant Secretaries, as of the day and year first written above.

                                             MIDAMERICAN ENERGY COMPANY



                                             By: /s/ L. E. Cooper
                                                 ----------------------
                                                 L. E. Cooper
                                                 Group Vice President


Attest:



/s/ P. J. Leighton
---------------------
P. J. Leighton
Secretary


Signed, acknowledged and
delivered by MidAmerican
Energy Company in the
presence of:



/s/ J. A. Williams
----------------------
J. A. Williams



/s/ J. J. Chaplin
-----------------------
J. J. Chaplin

                                             HARRIS TRUST AND SAVINGS BANK,
                                             Trustee


                                             By:  /s/J. Bartolini
                                                  ------------------------
                                                  J. Bartolini
                                                  Vice President



[Corporate Seal]

Attest:



/s/C. Porter
-----------------------
C. Porter
Assistant Sectary

Signed, sealed, acknowledged
and delivered by Harris Trust
and Savings Bank in the
presence of:

/s/R. Johnson
-----------------------
R. Johnson

/s/Kimberley Lange
-----------------------
Kimberley Lange

State of Iowa       )
                         ss.
County of Polk      )

     On this 30th day of June, 1995, before me appeared L. E. Cooper, to me personally known, who, being by me duly sworn, did say that he is the Group Vice President of MidAmerican Energy Company, a corporation described in and which executed the foregoing instrument, and that said instrument was signed on behalf of said corporation by authority of its board of directors, and said L. E. Cooper acknowledged said instrument to be the free act and deed of said corporation.

---------------------
  EVONNE E. SCHAAF                           /s/Evonne E. Schaaf
MY COMMISSION EXPIRES                        ------------------------------
      11-3-95                                Evonne E. Schaaf,
      -------                                Notary Public
---------------------



State of Illinois   )
                         ss.
County of Cook      )

     On this 29th day of June, 1995, before me appeared J. Bartolini, to me personally known, who, being by me duly sworn, did say that she is a Vice President of Harris Trust and Savings Bank, an Illinois corporation described in and which executed the foregoing instrument, and that the seal affixed to the foregoing instrument is the seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its board of directors, and said J. Bartolini acknowledged said instrument to be free act and deed of said corporation.


                                             /s/M. Cody
                                             ------------------------------
                                             M. Cody,
                                             Notary Public

                              ----------------------------------
                                        "OFFICIAL SEAL"
                                         Marianne Cody
                               Notary Public, State of Illinois
                                My Commission Expires 5/29/97
                              ----------------------------------


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